Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2020 Financial Results

Announces that Freshpet Kitchens 2.0 is Now Online - Expanding Capacity to Meet Strong Demand

SECAUCUS, N.J. – November 2, 2020 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its third quarter and nine months ended September 30, 2020.

Third Quarter 2020 Financial Highlights Compared to Prior Year Period

●	Net sales of $84.2 million, an increase of 29.0%
●	Net income of $3.5 million, compared with prior year net income of $3.1 million
●	Adjusted EBITDA of $17.0 million, compared to $12.0 million, an increase of 42.2%[1]

“Despite capacity limitations and the COVID pandemic, Freshpet continued to deliver incredibly strong and consistent growth on the top line and even stronger growth on the bottom line in the third quarter. Clearly, our strategies are working," commented Billy Cyr, Freshpet's Chief Executive Officer. "More importantly, our engineering team was able to complete construction and start-up our Kitchens 2.0, which will provide the capacity to support continued strong growth in 2021 and beyond. We now have the ability to change the way so many more families will feed their pets - forever.”

Third Quarter 2020

Third quarter of 2020 net sales increased 29.0% to $84.2 million compared to $65.3 million for the third quarter of 2019. Net sales for the third quarter of 2020 were driven by velocity, innovation, and distribution gains.

Gross profit was $36.7 million, or 43.5% as a percentage of net sales, for the third quarter of 2020, compared to $30.7 million, or 47.0% as a percentage of net sales, in the same period last year. For the third quarter 2020, Adjusted Gross Profit was $41.5 million, or 49.3% as a percentage of net sales, compared to $32.5 million, or 49.8% as a percentage of net sales, in the prior year period. The decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased processing cost, and increased beef input cost, partially offset by higher sales price realization and a shift in sales mix, as well as plant cost efficiencies. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $32.9 million for the third quarter of 2020 compared to $27.2 million in the prior year period. As a percentage of net sales, SG&A decreased to 39.1% for the third quarter of 2020 compared to 41.6% in the third quarter of 2019. Adjusted SG&A for the third quarter of 2020 was $24.5 million, or 29.1% as a percentage of net sales, compared to $20.5 million, or 31.4% as a percentage of net sales, in the prior year period. The decrease in Adjusted SG&A as a percentage of net sales was a result of increased expense leverage on higher net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $3.5 million for the third quarter of 2020 compared to net income of $3.1 million for the prior year period. The increase in net income was due to higher net sales and increased gross profit, partially offset by increased SG&A.

Adjusted EBITDA was $17.0 million, or 20.2% as a percentage of net sales, for the third quarter of 2020, compared to $12.0 million, or 18.4% as a percentage of net sales, in the third quarter of 2019. The increase in Adjusted EBITDA was a result of higher net sales, increased Adjusted Gross Profit, partially offset by increased Adjusted SG&A expense. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

1Adjusted EBITDA, as well as certain other measure in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measure to the closet comparable GAAP measures.

First Nine Months of 2020

Net sales increased 30.1% to $234.3 million for the first nine months of 2020 compared to $180.1 million for the first nine months of 2019. Growth in net sales for the first nine months of 2020 was driven by velocity, innovation, and distribution gains.

Gross profit was $102.4 million, or 43.7% as a percentage of net sales, for the first nine months of 2020, compared to $83.9 million, or 46.6% as a percentage of net sales, in the same period last year. For the first nine months of 2020, Adjusted Gross Profit was $115.4 million, or 49.3% as a percentage of net sales, compared to $89.2 million, or 49.5% as a percentage of net sales, in the prior year period. The slight decrease in Adjusted Gross Profit as a percentage of net sales was primarily due to increased processing cost, and increased beef input cost, partially offset by higher sales price realization and a shift in sales mix. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

SG&A expenses were $101.3 million for the first nine months of 2020 compared to $89.1 million in the prior year period. As a percentage of net sales, SG&A decreased to 43.2% for the first nine months of 2020 compared to 49.5% in the prior year period. Adjusted SG&A for the first nine months of 2020 was $81.5 million, or 34.8% as a percentage of net sales, compared to $73.2 million, or 40.7% as a percentage of net sales, in the prior year period. The decrease in SG&A and Adjusted SG&A as a percentage of net sales was a result of increased expense and media leverage on higher net sales. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $0.1 million for the first nine months of 2020 compared to net loss of $6.0 million for the prior year period. The improvement in net income (loss) was due to higher net sales and increased gross profit, partially offset by increased SG&A expenses.

Adjusted EBITDA was $34.0 million, or 14.5% as a percentage of net sales, for the first nine months of 2020, compared to $16.0 million, or 8.9% as a percentage of net sales, in the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit, partially offset by increased Adjusted SG&A expense. Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet and Cash Flow

In February 2020, the Company raised $252.1 million in net proceeds from common stock issued in a primary offering. The Company utilized a portion of the proceeds to pay down $76.0 million of the outstanding balance of its credit facilities as well as partially fund the $77.0 million capital expansion project spend incurred during the nine months ended September 30, 2020. Further, on September 2, 2020 the Company made a $26.6 million minority interest investment in a privately held company.

As of September 30, 2020, the Company had cash and cash equivalents of $84.2 million and short-term certificates of deposits of $10.0 million, with no debt outstanding. The Company has an available $130.0 million delayed draw term loan facility and a $35.0 million revolving loan facility.

Outlook

For full year 2020, the Company reiterated its guidance. The Company continues to expect the following results:

●	To exceed net sales of $320.0 million, an increase greater than 30% from 2019

●	To exceed Adjusted EBITDA of $46.0 million, an increase greater than 57% from 2019

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. Eastern Time today through November 16, 2020. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13711364.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Kitchens in Bethlehem PA.  We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before depreciation expense, plant start-up expense, COVID-19 expenses and non-cash share-based compensation.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, launch expense, fees related to equity offerings of our common stock, loss on disposal of equipment, COVID-19 expenses and implementation and other costs associated with the implementation of an ERP system.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings, plant start-up expenses, COVID-19 expenses and implementation and other costs associated with the implementation of an ERP system.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,184,714	$9,471,676
Short-term investments	10,000,000	—
Accounts receivable, net of allowance for doubtful accounts	21,644,451	18,580,840
Inventories, net	17,510,839	12,542,269
Prepaid expenses	3,411,293	3,275,992
Other current assets	730,596	10,452,990
Total Current Assets	137,481,893	54,323,767
Property, plant and equipment, net	242,299,147	165,287,597
Deposits on equipment	5,669,151	3,600,931
Operating lease right of use assets	8,192,272	9,154,234
Equity method investment	27,749,501	—
Other assets	4,550,532	3,759,058
Total Assets	$425,942,496	$236,125,587
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,742,536	$18,667,729
Accrued expenses	11,958,320	22,132,928
Current operating lease liabilities	1,269,380	1,185,058
Total Current Liabilities	23,970,236	41,985,715
Long term debt	—	54,466,099
Long term operating lease liabilities	7,483,060	8,409,252
Total Liabilities	$31,453,296	$104,861,066
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000,000 shares authorized, 40,645,047 issued and 40,630,878 outstanding on September 30, 2020, and 36,162,433 issued and 36,148,264 outstanding on December 31, 2019	40,645	36,162
Additional paid-in capital	597,368,593	334,299,172
Accumulated deficit	(202,625,523)	(202,735,417)
Accumulated other comprehensive income (loss)	(38,289)	(79,170)
Treasury stock, at cost — 14,169 shares on September 30, 2020 and on December 31, 2019	(256,226)	(256,226)
Total Stockholders' Equity	394,489,200	131,264,521
Total Liabilities and Stockholders' Equity	$425,942,496	$236,125,587

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

NET SALES	$84,189,912	$65,265,901	$234,267,776	$180,110,282
COST OF GOODS SOLD	47,535,488	34,560,261	131,890,646	96,163,080
GROSS PROFIT	36,654,424	30,705,640	102,377,130	83,947,202
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	32,894,793	27,171,138	101,272,838	89,075,672
INCOME (LOSS) FROM OPERATIONS	3,759,631	3,534,502	1,104,292	(5,128,470)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	24,663	(137,624)	69,766	(141,077)
Interest Expense	(215,661)	(310,465)	(999,364)	(688,890)
	(190,998)	(448,089)	(929,598)	(829,967)
INCOME (LOSS) BEFORE INCOME TAXES	3,568,633	3,086,413	174,694	(5,958,437)
INCOME TAX EXPENSE	21,600	19,250	64,800	57,750
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,547,033	$3,067,163	$109,894	$(6,016,187)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$368,492	$(81,667)	$40,881	$(143,941)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	368,492	(81,667)	40,881	(143,941)
TOTAL COMPREHENSIVE INCOME (LOSS)	$3,915,525	$2,985,496	$150,775	$(6,160,128)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.09	$0.09	$0.00	$(0.17)
-DILUTED	$0.09	$0.08	$0.00	$(0.17)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	40,560,104	36,079,935	39,451,675	35,894,377
-DILUTED	41,699,862	37,289,478	40,473,290	35,894,377

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$109,894	$(6,016,187)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Provision for loss/(gains) on accounts receivable	(3,826)	104,700
Loss on disposal of equipment	1,300,519	138,106
Share-based compensation	7,811,081	5,706,580
Inventory obsolescence	146,830	104,624
Depreciation and amortization	14,945,758	11,707,422
Amortization of deferred financing costs and loan discount	762,555	125,303
Changes in operating assets and liabilities:
Accounts receivable	(3,059,785)	(7,278,751)
Inventories	(5,115,400)	(4,094,386)
Prepaid expenses and other current assets	9,587,093	(10,650,214)
Operating lease right of use	961,962	125,711
Other assets	(221,614)	(608,060)
Accounts payable	(3,021,045)	3,742,265
Accrued expenses	(10,299,608)	10,396,504
Other lease liabilities	(841,870)	(17,018)
Net cash flows from operating activities	13,062,544	3,486,599
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(20,001,196)	—
Proceeds from maturities of short-term investments	10,001,196	—
Investments in equity method investment	(27,624,501)	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(99,923,887)	(40,738,346)
Net cash flows used in investing activities	(137,548,388)	(40,738,346)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	252,062,254	—
Proceeds from exercise of options to purchase common stock	4,663,456	3,841,918
Tax withholdings related to net shares settlements of restricted stock units	(1,636,296)	(1,252,953)
Proceeds from borrowings under Credit Facilities	20,933,000	50,620,988
Repayment of borrowings under Credit Facilities	(76,000,000)	(15,900,000)
Financing fees paid in connection with borrowings	(823,532)	(406,859)
Net cash flows provided by financing activities	199,198,882	36,903,094
NET CHANGE IN CASH AND CASH EQUIVALENTS	74,713,038	(348,653)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9,471,676	7,554,388
CASH AND CASH EQUIVALENTS, END OF PERIOD	$84,184,714	$7,205,735

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Dollars in thousands)
Gross Profit	$36,654	$30,706	$102,377	$83,948
Depreciation expense	2,129	1,599	6,422	4,754
Plant start-up expense (a)	1,828	—	3,020	—
Non-cash share-based compensation	484	174	1,425	508
COVID-19 expense (b)	395	—	2,157	—
Adjusted Gross Profit	$41,490	$32,479	$115,402	$89,210
Adjusted Gross Profit as a % of Net Sales	49.3%	49.8%	49.3%	49.5%

(a)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(b)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic, included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Dollars in thousands)
SG&A expenses	$32,895	$27,171	$101,273	$89,075
Depreciation and amortization expense	2,923	2,465	8,524	6,953
Non-cash share-based compensation	2,863	2,902	6,386	5,198
Launch expense (a)	760	1,264	2,403	3,335
Loss on disposal of equipment	1,265	—	1,301	—
Equity offering expenses (b)	—	50	58	349
Enterprise Resource Planning (c)	428	—	830	—
COVID-19 expense (d)	187	—	283	—
Adjusted SG&A Expenses	$24,468	$20,490	$81,488	$73,240
Adjusted SG&A Expenses as a % of Net Sales	29.1%	31.4%	34.8%	40.7%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents fees associated with public offerings of our common stock.
(c)	Represents implementation and other costs associated with the implementation of an ERP system.
(d)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic, included in SG&A.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Dollars in thousands)
Net income (loss)	$3,547	$3,067	$110	$(6,016)
Depreciation and amortization	5,052	4,064	14,946	11,707
Interest expense	216	310	999	689
Income tax expense	22	19	65	57
EBITDA	$8,837	$7,460	$16,120	$6,437
Loss on disposal of equipment	1,265	137	1,301	138
Non-cash share-based compensation	3,347	3,076	7,811	5,706
Launch expense (a)	760	1,264	2,403	3,335
Plant start-up expenses (b)	1,828	—	3,020	—
Equity offering expenses (c)	—	50	58	349
Enterprise Resource Planning (d)	428	—	830	—
COVID-19 expense (e)	582	—	2,440	—
Adjusted EBITDA	$17,048	$11,987	$33,983	$15,965
Adjusted EBITDA as a % of Net Sales	20.2%	18.4%	14.5%	8.9%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents implementation and other costs associated with the implementation of an ERP system.
(e)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigate potential supply chain disruptions during the pandemic.